EXHIBIT 1

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                               SEA CONTAINERS LTD.
                               (a Bermuda company)
                         2,400,000 Class A Common Shares
                              (par value $.01 each)

                                 SALES AGREEMENT



                                                            ______________, 2004


Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York  10020

Ladies and Gentlemen:

         Sea Containers Ltd., a company incorporated in Bermuda ("Sea Containers"), confirms its agreement with you with respect to the offer and sale by Sea Containers of up to 2,400,000 shares (the "Shares") of the class A common shares, par value $.01 each, of Sea Containers (the "Class A Shares").

         Subject to the terms and conditions stated herein, Sea Containers hereby (i) appoints you as its agent for the purpose of selling any or all of the Shares in accordance with the provisions of paragraph 2(a) hereof, and (ii) agrees that whenever Sea Containers determines to sell Shares directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.

         Sea Containers has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333- ), which has been declared effective, relating to the offer and sale of the Shares by Sea Containers from time to time in accordance with Rule 415(a)(1)(x) under the Securities Act of 1933 (the "1933 Act"). Such registration statement, including the exhibits thereto, at the time it became effective, is hereinafter called the "Registration Statement," and the prospectus constituting Part I of the Registration Statement is hereinafter called the "Prospectus," except that
(a) if an amended Prospectus or Prospectus supplement is filed by Sea Containers pursuant to Rule 424(b) under the 1933 Act, the term "Prospectus" will mean the last such amendment or supplement, and (b) whenever the Company files any report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference into the Registration Statement pursuant to Item 12 of Form S-3, the terms "Registration Statement" and "Prospectus" will include such report from and after the time it is filed with the Commission.

         Each Share includes a right (a "Right") to purchase, under certain circumstances, one two-hundredth of a series A junior participating preferred share of Sea Containers ("Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of May 9, 1988 and amended and restated as of June 1, 1998, between Sea Containers two-hundredth of a series A junior participating preferred share of Sea Containers ("Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of May 9, 1988 and amended and restated as of June 1, 1998, between Sea Containers

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and EquiServe Trust Company N.A. (successor to BankBoston, N.A.), as rights agent (the "Rights Agreement").

         SECTION 1. Representations and Warranties. Sea Containers represents and warrants to you as of the date of this Agreement, and will represent and warrant to you on each date when any post-effective amendment to the Registration Statement becomes effective (an "Effective Date"), each Settlement Date (as defined in paragraph 2(b) below) and each time referred to in paragraphs 6(a) and 6(b) below (a "Representation Date"), as follows:

                 (a) The Registration Statement complies in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus complies in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph (a) do not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to Sea Containers in writing by you expressly for use in the Registration Statement or Prospectus, as provided in paragraph 7(a) of this Agreement.

                 (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectus, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                 (c) Sea Containers meets the registrant requirements for the use of Form S-3 for the Registration Statement, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and comply in all other material respects with said Rule.

                 (d) Sea Containers and its subsidiaries have been duly organized and are validly existing as societies, companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses; each of Sea Containers and its subsidiaries is in compliance with all laws requiring its qualification to do business as a foreign corporation, and is in good standing, in all jurisdictions in which it owns or leases properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business

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        prospects of Sea Containers and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                 (e) The outstanding capital shares of the subsidiaries of Sea Containers have been duly authorized and validly issued and are fully paid and nonassessable, and Sea Containers owns the outstanding capital shares of its subsidiaries, directly or indirectly, free and clear of all liens and encumbrances, except as disclosed in the Prospectus or except where such liens or encumbrances would not have a Material Adverse Effect.

                 (f) To the knowledge of Sea Containers, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the rules of the Commission.

                 (g) The consolidated financial statements of Sea Containers and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of Sea Containers and its subsidiaries on a consolidated basis at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission; and the supporting financial statement schedule or schedules included or incorporated by reference into the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. The summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                 (h) Since December 31, 2003, the date of the latest audited financial statements incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated in the Prospectus, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of Sea Containers and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) except for this Agreement and the transactions contemplated hereby and as otherwise disclosed in the Prospectus, there have been no transactions entered into by Sea Containers or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to Sea Containers and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by Sea Containers on any class of its common shares except ordinary quarterly cash dividends currently at the rate of $0.025 per Class A Share and $0.0225 per class B common share of Sea Containers ("Class B Share").
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                 (i) There is no action, suit or proceeding before or by any court or governmental agency or body, United States domestic ("domestic") or foreign (other than as disclosed in or by incorporation by reference into the Registration Statement), now pending or, to the knowledge of Sea Containers, threatened, against or affecting Sea Containers or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Shares pursuant to this Agreement and any applicable Terms Agreement; and all pending or threatened legal or governmental proceedings to which Sea Containers or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement and any applicable Terms Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to Sea Containers and its subsidiaries considered as one enterprise.

                 (j) There are no contracts or documents of Sea Containers or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described therein.

                 (k) Neither Sea Containers nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject, except for such defaults, if any, that would not have a Material Adverse Effect.

                 (1) The execution and delivery by Sea Containers of this Agreement and any applicable Terms Agreement, the performance by Sea Containers of, or its compliance with, its obligations under, this Agreement and any applicable Terms Agreement, the sale and delivery by Sea Containers of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in this Agreement, any applicable Terms Agreement or the Registration Statement, do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers or any of its subsidiaries under,

                           (1) any indenture, mortgage, deed of trust, loan
                  agreement or other agreement or instrument to which Sea Containers or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect, or

                           (2) the charter or bye-laws or other constituent
                  documents of Sea Containers or any of its subsidiaries, or

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                           (3) any statute, rule or regulation, or any decree,
                  judgment or order of any court or governmental agency or body (domestic or foreign) having jurisdiction over Sea Containers or any of its subsidiaries or over their respective properties, except for such breaches, violations or defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

                 (m) No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by Sea Containers of its obligations under this Agreement and any applicable Terms Agreement or the consummation of the transactions contemplated by this Agreement or otherwise in connection with the valid sale and delivery by Sea Containers of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares except

                           (1) such as have been or will be obtained or made under the 1933 Act,

                           (2) such as have been or will be obtained from the
                  Bermuda Monetary Authority, and

                           (3) such as may be required under state securities
                  laws in connection with the purchase and distribution of the Shares and Rights by you.

                 (n) Sea Containers has full power and authority to sell the Shares as contemplated by this Agreement.

                 (o) This Agreement, together with any applicable Terms Agreement, has been duly authorized, executed and delivered by Sea Containers and is a valid and binding agreement of Sea Containers, except that (i) the validity of the indemnification and contribution provisions of Sections 7 and 8 of this Agreement may be limited by public policy considerations, and (ii) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

                 (p) All of the outstanding capital shares of Sea Containers (including the Shares) have been duly authorized and validly issued, and are fully paid and nonassessable, and no holder thereof is subject to personal liability by reason of being such a holder; none of the outstanding capital shares of Sea Containers was issued in violation of the preemptive rights of any shareholder of Sea Containers; and the descriptions of the Shares and the Rights in the Prospectus are materially accurate and complete summaries.

                 (q) The Rights Agreement has been duly authorized, executed and delivered by Sea Containers; the Rights have been duly authorized by Sea Containers, and the Rights attached to the Shares are validly issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by Sea Containers and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in

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        accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

                 (r) The Class A Shares (including the Shares) and the Rights associated therewith are listed on the New York Stock Exchange and the Pacific Exchange.

                 (s) There are no contracts, agreements or understandings between Sea Containers and any person other than Sea Containers, granting such person the right to require Sea Containers to include in the Registration Statement any securities (debt or equity) of Sea Containers owned or to be owned by such person.

                 (t) Each of Sea Containers and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of Sea Containers and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of Sea Containers and its subsidiaries, considered as one enterprise, and under which Sea Containers or any subsidiary holds properties, are in full force and effect, and neither Sea Containers nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Sea Containers or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of Sea Containers or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (u) Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of Sea Containers and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on the Company's business as presently conducted, and neither Sea Containers nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                 (v) Except as disclosed in the Registration Statement or except as would not individually or in the aggregate have a Material Adverse Effect, (A) Sea Containers and its subsidiaries are in compliance with all applicable Environmental Laws, (B) Sea Containers and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against Sea Containers or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of Sea Containers or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against Sea Containers or its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is

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        prohibited, limited or regulated by any governmental authority, and
        "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                 (w) Sea Containers and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared in all material respects with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (x) Sea Containers has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to Sea Containers, including its consolidated subsidiaries (other than GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Expess Hotels Inc.), is made known to Sea Containers' principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by Sea Containers' most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of Sea Containers' disclosure controls and procedures described above, Sea Containers is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect Sea Containers' ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Sea Containers' internal controls. Since the most recent evaluation of Sea Containers' disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

                 (y) Sea Containers and its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

                 (z) Neither Sea Containers nor any affiliate of Sea Containers has taken, nor will Sea Containers or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of Sea Containers to facilitate the sale or resale of the Shares.

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                 (aa) Sea Containers and its subsidiaries have filed all
        necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. Sea Containers and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement and Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of Sea Containers or any of its subsidiaries has not been finally determined.

         SECTION 2. Authorization for Offers; Sales as Agent; Purchases as
                    Principal; Suspensions of Offers.

         (a) Sales as Agent. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, you agree, as agent for Sea Containers, to use your best efforts to sell the Shares upon the terms and conditions set forth in the Prospectus and hereinafter provided. Sea Containers may on any business day deliver notice to you by telephonic communication and confirmed by any standard form of written telecommunication (the "Authorization") confirming the minimum price at which you may sell the Shares and the limitation, if any, on the number of Shares which may be sold at such price, and the terms of such Authorization shall remain in effect until receipt by you of a subsequent Authorization which modifies the terms of the previously delivered Authorization. The terms contained in the most recently delivered Authorization may be modified subsequent to the delivery thereof by telephonic or other form of communication, provided that you shall not be bound by, or subject to any liability with respect to, such modification until a reasonable time after receipt by you from Sea Containers of a subsequent Authorization containing such modifications.

         Sea Containers reserves the right, in its sole discretion, to suspend sales of the Shares commencing at any time for any period of time or permanently. Upon receipt of instructions from Sea Containers, you will forthwith suspend such sales for Sea Containers until such time as Sea Containers has advised you that sales may be resumed.

         Sea Containers agrees to pay you a commission in respect of agency transactions in the amount of ten cents per Share.

         (b) Purchases as Principal. Each sale of Shares to you as principal other than a block transaction will be made in accordance with the terms of this Agreement and a separate agreement to be entered into between you and Sea Containers which will provide for the sale of such Shares to, and the purchase and reoffering thereof by, you. Each such separate agreement (which will be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between you and Sea Containers) is herein referred to as a "Terms Agreement." Your commitment to purchase Shares pursuant to any Terms Agreement will be deemed to have been made on the basis of the representations and warranties of Sea Containers herein contained and will be subject to the terms and conditions herein set forth. Each Terms Agreement will specify the number of Shares to be purchased by you pursuant thereto, the price to be paid to Sea Containers for such Shares, the initial public
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offering price, if any, at which the Shares are proposed to be reoffered, and the date, time and place of delivery of and payment for such Shares (the "Settlement Date"). Such Terms Agreement will also specify any requirements for opinions of counsel and letters from Deloitte & Touche LLP pursuant to Section 5 hereof.

         (c)      Manner of Sales.

                 (1) The sale of the Shares through you as agent or by you as principal may be effected from time to time by means of (A) ordinary brokers' transactions and transactions in which the broker-dealer solicits purchasers, (B) block transactions (which may involve crosses) in accordance with the rules of any exchange on which the Class A Shares may be admitted to trading (an "Exchange" or the "Exchanges"), in which you may attempt to sell Shares as agent but may purchase and resell all or a portion of the block as principal, (C) "fixed price offerings" off the floor of the Exchanges, or "exchange distributions" and "special offerings" of Shares under the rules of the Exchanges, (D) short sales,
        (E) a combination of any such methods of sale, in each case on the Exchanges, in the over-the-counter market, through negotiated transactions or otherwise, or (F) any other method permitted pursuant to applicable law. Such transactions may be effected by you at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. You may effect such transactions by selling Shares to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from you and/or commissions from the purchasers of Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). In connection with the sale of the Shares, you may also receive commissions from purchasers of Shares for whom you may act as agent.

                 (2) Sea Containers acknowledges that nothing in this Agreement will prohibit you from (A) acting as broker for the sale of shares of Sea Containers by customers other than Sea Containers, (B) soliciting the sale of shares of Sea Containers through you as broker for the seller, soliciting the sale of shares of Sea Containers to you as principal and soliciting offers to buy shares, (C) purchasing shares of Sea Containers otherwise than pursuant to this Agreement, and (D) offering and selling as principal for your own account shares of Sea Containers which you have purchased otherwise than pursuant to this Agreement.

         (d) Procedures. Administrative procedures respecting the sale of Shares will be agreed upon from time to time by you and Sea Containers, and as of the date of this Agreement, the administrative procedures relating to transactions in your capacity as agent pursuant to paragraph 2(a) hereof are set forth in Exhibit B hereto (the "Procedures"). You and Sea Containers agree to perform the respective duties and obligations specifically provided to be performed by you and Sea Containers herein and in the Procedures.

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         (e) Delivery. The documents required to be delivered by Sections 5 and
6 hereof will be delivered at the office of your counsel, Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York 10022 on the dates provided in Sections 5 and 6, or at such other places or times as you and Sea Containers may agree upon.

         SECTION 3. Covenants of Sea Containers. Sea Containers covenants with you as follows:

         (a) Sea Containers will advise you immediately and confirm such advice in writing:

                  (i) of Sea Containers' intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of periodic reports pursuant to Section 13(a) of the 1934 Act), and Sea Containers will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

                  (ii) of the filing of any document incorporated by reference in the Registration Statement, will furnish you with copies of any such document concurrently with such filing and promptly thereafter will make available to you for consultation appropriate personnel of Sea Containers so as to permit you to conduct due diligence with respect to such filing;

                  (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

                  (iv) of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus; and

                  (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. Sea Containers will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

         (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for Sea Containers, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, Sea Containers will give you immediate notice to cease the sale of the

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


Shares in your capacity as agent and to cease sales of any Shares you may then own as principal, and Sea Containers will, subject to subsection 3(a)(i), if applicable, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

         (c) Promptly after Sea Containers releases to the general public quarterly financial statement information of Sea Containers, interim financial statement information with respect to any unanticipated charge or gain or, upon your request, any other interim financial statement information related to Sea Containers with respect to each of the first three quarters of any fiscal year, or preliminary financial statement information with respect to any fiscal year, Sea Containers will furnish to you copies of such documents and will file with the Commission a Form 8-K under the 1934 Act that includes (or Sea Containers shall, subject to subsection 3(a)(i), if applicable, otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent relevant, corresponding information for the comparable period of the preceding fiscal year; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph 2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then Sea Containers will not be obligated to file such a Form 8-K or otherwise amend or supplement the Prospectus.

         (d) Promptly after Sea Containers releases to the general public audited financial information of Sea Containers for any fiscal year, Sea Containers will furnish to you copies of such documents and will, subject to subsection 3(a)(i), if applicable, cause the Registration Statement to be amended and the Prospectus to be supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph 2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then Sea Containers will not be obligated so to amend or supplement the Prospectus.

         (e) Sea Containers, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offering or sale of the Shares, (i) will file promptly all documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, and
(ii) will obtain the written consent of Sea Containers' independent accountants for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in Sea Containers' annual reports on Form 10-K under the 1934 Act.

         (f) Sea Containers will furnish to you such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as you may reasonably request.

         (g) Sea Containers will make generally available to its securityholders as soon as practicable earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) with respect to each sale of Shares under a Terms Agreement.

         (h) Until this Agreement is terminated, Sea Containers will furnish to you, as soon as available, (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by Sea Containers to its shareholders, (iii) each press release or announcement issued by Sea Containers, and (iv) from time to time, such other information concerning Sea Containers and its subsidiaries as you may reasonably request.

         (i) Sea Containers will cooperate with you in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as you shall reasonably designate and will cooperate with you in continuing such qualifications in effect so long as required for the distribution by you of such Shares and Rights; provided that in connection with such qualification, Sea Containers will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject Sea Containers to taxation in any jurisdiction where it is not now so subject. Sea Containers will execute such statements and reports you prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. Sea Containers will also supply you with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as you may reasonably request.

         (j) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, Sea Containers will not, without your prior consent, offer or sell, or enter into any agreement to sell, any Class A Shares or securities convertible into or exchangeable for Class A Shares (other than the Shares and Rights which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in any such Terms Agreement and except for (i) Class A Shares issuable upon the exercise of employee stock options granted by Sea Containers in the normal course of its business, and (ii) Class A Shares issuable upon conversion of outstanding Class B Shares and any outstanding preferred shares.

         SECTION 4. Payment of Expenses. Sea Containers will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the certificates evidencing the Shares, (iii) the fees and disbursements of Sea Containers' accountants and counsel, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the preparation of any blue sky survey, (v) any fees, taxes and charges imposed by Bermuda on the sale of the Shares, (vii) the printing and delivery to you of copies of the Registration Statement and all amendments thereto, and copies of the Prospectus and any amendments or supplements thereto, (viii) the reproduction and delivery of copies of the blue sky survey, and (ix) the fees and expenses, if any, incurred with respect to any filing by you with the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

         SECTION 5. Conditions of Obligations. Your obligations to sell the Shares as agent of Sea Containers and your obligations to purchase Shares pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of Sea Containers herein on the most recent Effective Date, any applicable Representation Date and any applicable Settlement Date, to the performance and observance by Sea Containers of all covenants and agreements herein contained on its part to be performed and observed, and to the following additional conditions precedent:

         (a) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have been issued and not lifted, and no proceedings for such purposes shall have been instituted and continue to be pending, or, to your knowledge or the knowledge of Sea Containers, shall be threatened, and all requests for additional information by the Commission shall have been complied with to your reasonable satisfaction.

         (b) At each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, you shall have received:

                 (1) The opinion, dated as of such Settlement Date, of Carter Ledyard & Milburn LLP, United States counsel to Sea Containers, in form reasonably satisfactory to you and your counsel, to the effect that:

                          (i) To such counsel's knowledge, except as described
                 in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which Sea Containers or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be disclosed in the Registration Statement or the Prospectus;

                          (ii) The execution and delivery by Sea Containers of
                 this Agreement and the Terms Agreement, the performance by Sea Containers of, or its compliance with, its obligations under this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers or any of the subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to be listed in an annex to such opinion, which shall include any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Sea Containers or any of its subsidiaries is a party, by which it is bound, or to which any of its property or assets is subject, and which is (x) described or referred to in the Prospectus, or incorporated by reference or is filed as an exhibit to the Registration Statement, (y) relating to a loan or other financing in an aggregate amount exceeding $100,000,000, or (z) reasonably requested by you, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to Sea Containers or any of its subsidiaries or any of their properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

                          (iii) No consent, approval, authorization or order of,
                 or registration or qualification or filing of or with, any United States federal or New York governmental agency or, to the best of such counsel's knowledge, any United States federal or New York court is required for the performance by Sea Containers of its obligations under this Agreement and the Terms Agreement, or the consummation of the transactions contemplated by this Agreement in connection with the valid sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Shares and the Rights associated therewith, (a) such as have been obtained or made under the 1933 Act, and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by you, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares, (a) such as may be required under the 1933 Act or the 1934 Act, and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights;

                          (iv) The Registration Statement is effective under the
                 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened;

                          (v) (I) The Registration Statement, the Prospectus and
                 each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder; (II) each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder; and (III) the descriptions in the Registration Statement and the Prospectus of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States, are accurate summaries in all material respects and fairly present the information required to be given;

                          (vi) such counsel does not know of any contracts or
                 documents required to be described in the Registration Statement or Prospectus, or required to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that such counsel need not express any opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus;

                          (vii) The Class A Shares (including the Shares) and
                 the Rights associated therewith are listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc.;

                          (viii) Sea Containers is eligible to use Form S-3 for
                 the registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus, and the Registration Statement meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act;

                          (ix) Sea Containers is not an "investment company" or
                 an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                          (x) Orient-Express Hotels Inc. has been duly
                 incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

                          (xi) Sea Containers' submission (pursuant to Section
                 16 of this Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, this Agreement is valid and enforceable against Sea Containers, and Sea Containers' appointment of Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents upon whom process may be served in any such action or proceeding is also valid and enforceable against Sea Containers. The enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and
                 (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. ss. 1404(a) and New York CPLR ss. 510, respectively.

                 Carter Ledyard & Milburn LLP may limit such opinion to the laws of the United States of America and the State of New York and the General Corporation Law of Delaware and may rely as to factual matters on certificates obtained from officers of Sea Containers and public officials. The opinion of Carter Ledyard & Milburn LLP will also state that, while such counsel have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in clause (III) of paragraph (v) above), on the basis of discussions regarding the business and affairs of Sea Containers and such counsel's familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for Sea Containers in connection with certain previous transactions, nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), at the most recent Effective Date (or, if, after such Effective Date, Sea Containers files any documents pursuant to
        Section 13(a), 13(c) or 15(d) of the 1934 Act which are incorporated by reference into the Registration Statement, at the time of the most recent such filing), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), on the most recent Effective Date, or on the appropriate Settlement Date or Representation Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (2) The opinion, dated as of such Settlement Date, of Appleby Spurling Hunter, Bermuda counsel to Sea Containers, in form reasonably satisfactory to you and your counsel, to the effect that:

                           (i) Each of Sea Containers, Orient-Express Hotels
                  Ltd., Sea Containers SPC Ltd. and Contender 2 Ltd. is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda;

                           (ii) Sea Containers has all requisite corporate power
                  and authority under its Constitutional Documents (as defined) to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Terms Agreement;

                           (iii) This Agreement and the Terms Agreement have
                  been duly authorized, executed and delivered by Sea Containers and constitute valid and binding obligations of Sea Containers enforceable against Sea Containers in accordance with their terms;

                           (iv) The issued and outstanding Class A Shares have
                  been duly authorized and validly issued and are fully paid and non-assessable;

                           (v) None of the outstanding Class A Shares were
                  issued in violation of any pre-emptive or other similar rights of any security holder of Sea Containers pursuant to the Constitutional Documents (as defined);

                           (vi) The Shares have been duly authorized for sale
                  and delivery to you pursuant to the terms of this Agreement and the Terms Agreement, and when sold and delivered by Sea Containers pursuant to the terms of this Agreement and the Terms Agreement, against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability with respect to the debts or obligations of Sea Containers solely by reason of being such a holder.

                           (vii) The Rights Agreement has been duly authorized,
                  executed and delivered by Sea Containers, the Rights have been duly authorized by Sea Containers, the Rights attached to the Shares are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by Sea Containers and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (viii) Based solely on the results of the Litigation
                  Search (as defined), there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which Sea Containers, Orient-Express Hotels Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. is a party or to which the property of Sea Containers, Orient-Express Hotels Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. is subject, before or brought by any court or governmental agency or body in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by Sea Containers of its obligations hereunder.

                           (ix) The information in the Prospectus under the
                  captions "Risk Factors - Other Risk Factors - We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws," "Risk Factors - Other Risks - Sea Containers' directors and officers may control the outcome of most matters submitted to a vote and of its shareholders," "Risk Factors - Other Risks - Provisions in Sea Containers' charter documents may discourage potential acquisitions of Sea Containers, even those which the holders of a majority of its class A common shares might favor," and "Description of Common Shares," to the extent such information constitutes matters of Bermuda law, is accurate in all material respects.

                           (x) The execution and delivery by Sea Containers of
                  this Agreement and the Terms Agreement, the performance by Sea Containers of, or its compliance with, its obligations under this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein and the Terms Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers under (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which Sea Containers, Orient-Express Hotels Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. is a party or by which they are bound or to which any of their property or assets is subject, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect), (B) any requirement of any law or regulation of Bermuda, and (C) the Constitutional Documents;

                           (xi) No consent, approval, authorization or order of,
                  or registration or qualification or filing of or with, any Bermuda governmental agency or body or, to the best of such counsel's knowledge, any Bermuda court is required for the performance by Sea Containers of its obligations under this Agreement and the Terms Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except such as have been obtained from the Bermuda Monetary Authority; and

                           (xii) The choice of the laws of the State of New York
                  as the proper law to govern this Agreement and the Terms Agreement is a valid choice of law under Bermuda law, and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement and the Terms Agreement in proceedings brought before them in relation to this Agreement and the Terms Agreement, provided that (1) the point is specifically pleaded; (2) such choice of law is valid and binding under the laws of the state of New York; and
                  (3) recognition would not be contrary to public policy as that term is understood under Bermuda law.

                           (xiii) There are no Bermuda capital, stamp or other
                  issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Shares to you, or the consummation of any of the other transactions contemplated in this Agreement and the Terms Agreement.

                           (xiv) The irrevocable and unconditional submission by
                  Sea Containers to the jurisdiction of any state or federal court in New York under this Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

                           (xv) A final and conclusive judgment of a competent
                  foreign court against Sea Containers based on this Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

                                    (a) the court which gave the judgment was
                           competent to hear the action in accordance with private international law principles as applied in Bermuda; and

                                    (b) the judgment is not contrary to public
                           policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

                  Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation.

Such counsel has no reason to believe that as of the date of the opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Sections 7 and 8 of this Agreement would contravene Bermuda public policy or laws.

                  (3) The opinion, dated as of such Settlement Date, of Edwin S. Hetherington, Vice President, General Counsel and Secretary of Sea Containers, in form reasonably satisfactory to you and your counsel, to the effect that:

                           (i) Great North Eastern Railway Ltd., Sea Containers
                  U.K. Ltd. and Sea Containers British Isles Ltd. are companies duly incorporated, validly existing and in good standing under the laws of England.

                           (ii) The issued shares of capital stock of each
                  significant subsidiary of Sea Containers (as defined in Regulation S-X of the Securities and Exchange Commission) have been duly authorized and validly issued, are fully paid and non-assessable and except as otherwise disclosed in the Prospectus, are owned beneficially by Sea Containers, either directly or through wholly-owned subsidiaries of Sea Containers, free and clear, to the best of such counsel's knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except that (a) the shares of Silja Oy Ab and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to Sea Containers and its subsidiaries, (b) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by Sea Containers or any of its subsidiaries, and (c) the shares of Great North Eastern Railway Ltd. have transfer restrictions imposed by the U.K. government.

                           (iii) The execution and delivery by Sea Containers of
                  this Agreement, the performance by Sea Containers of, or its compliance with, its obligations under this Agreement and the consummation of the transactions contemplated in this Agreement or in the Registration Statement, including the offering, issuance or sale by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion) do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement and to which Sea Containers or any of its subsidiaries is a party or by which they are bound or to which any of their property or assets is subject, or (B) any provision of the Memorandum of Association, Certificate of Incorporation, By-laws or other constituent documents of Sea Containers or, to the best of such counsel's knowledge, any significant subsidiary of Sea Containers or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court in the United Kingdom having jurisdiction over Sea Containers or any of its subsidiaries or any of their assets, properties or operations; and

                           (iv) To the best of such counsel's knowledge, there
                  are no legal or governmental proceedings in England pending or threatened to which Sea Containers or any of its subsidiaries is a party or to which any of its or their property is subject, except as otherwise disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

Such counsel may limit such opinion to the laws of the United Kingdom. The opinion of such counsel will also state as follows:

         "In my capacity as the Vice President, General Counsel of Secretary of Sea Containers, I participated in the preparation of the Registration Statement and the Prospectus. In the course of those preparations, I have participated in conferences with other officers and other representatives of Sea Containers, representatives of the independent public accountants for Sea Containers, counsel to Sea Containers and your representatives, and I am familiar with the statistical data contained in the Registration Statement and the Prospectus. Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time they became effective, included any statistical data which constituted or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading. Nothing set forth herein is intended to express any view with respect to the financial statements of Sea Containers, or any related notes or schedules."

                  (4) The opinion of your counsel to the effect that the opinions delivered pursuant to subsections 5(b)(1), 5(b)(2) and 5(b)(3) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the Shares, this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal laws of the United States, upon the opinions of counsel satisfactory to you, including the opinion of Appleby Spurling Hunter as to matters of Bermuda law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Sea Containers and certificates of public officials.

         (c) On each Settlement Date there will not have been, since the date of the applicable Terms Agreement, and on each Effective Date, there will not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and on each Effective Date, and on each Settlement Date if called for by the applicable Terms Agreement, you shall have received a certificate of Sea Containers' president or any vice president, dated as of the Effective Date or such Settlement Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the other representations and warranties of Sea Containers contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, (iii) Sea Containers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and any applicable Terms Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that propose have been initiated or are pending or, to such person's knowledge, are threatened.

         (d) On the date of any Terms Agreement, you will have received from Deloitte & Touche LLP a letter, dated as of such date, in form and substance reasonably satisfactory to you, to the effect that:

                  (1) They are an independent registered public accounting firm with respect to Sea Containers and its subsidiaries within the meaning of the 1933 Act and the rules of the Commission;

                  (2) In their opinion, the consolidated financial statements and related financial statement schedules audited by them and included in or incorporated by reference into the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission thereunder, as applicable;

                  (3) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Sea Containers and its subsidiaries, inspection of the minute books of Sea Containers, inquiries of officials of Sea Containers and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (i) as of a specified date not more than five days
                  prior to the date of delivery of such letter, there were any changes in the capital shares, long-term debt or shareholders' equity, or any decrease in total assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (ii) for the period from the date of the latest
                  balance sheet included or incorporated by reference into the Prospectus to the specified date referred to in clause (i) above, there were any material decreases in consolidated revenues, earnings from operations before net financing costs or in the total or per share amounts of net income of Sea Containers and its subsidiaries, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (iii) the unaudited financial statements, if any,
                  included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules of the Commission thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                           (iv) the unaudited financial information, if any,
                  included or incorporated in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                  (4) Certain information set forth in dollar amounts (or ratios, per share amounts or percentages derived from such dollar amounts) specified by you contained in the Registration Statement, in each case to the extent that such dollar amounts, ratios, per share amounts and percentages have been obtained from accounting records which are subject to the internal controls of Sea Containers' accounting system or have been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom.

         (e) On each Settlement Date, if called for by the applicable Terms Agreement, you will have received from Deloitte & Touche LLP a letter, dated as of such Settlement Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (d) of this Section 5, except that the specified date referred to will be a date not more than five days prior to such Settlement Date and, to the extent that any additional documents are incorporated by reference in the Registration Statement, such letter will refer to the most recent consolidated financial statements, amounts, percentages and financial information contained therein.

         (f) On the date of this Agreement and on each Settlement Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Sea Containers in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

         (g) You shall have received evidence reasonably satisfactory to you that the appointment of Corporation Service Company, as agent for service of process for Sea Containers pursuant to Section 16 hereof has been accepted by such agent.

         (h) In the event that Sea Containers grants you in a Terms Agreement an option to purchase Shares to cover overallotments ("Option Shares") and you exercise such option to purchase all or any portion of the Option Shares, the representations and warranties of Sea Containers contained herein and the statements in such Terms Agreement or any certificates furnished by Sea Containers hereunder will be true and correct as of each Settlement Date for such Option Shares ("Option Settlement Date") and, at the relevant Option Settlement Date, you will have received:

                  (1) a certificate, dated such Option Settlement Date, of the president or any vice president of Sea Containers confirming that the certificate delivered at the Settlement Date pursuant to paragraph 5(c) hereof remains true and correct as of such Option Settlement Date;

                  (2) the opinions of Carter Ledyard & Milburn LLP, Appleby Spurling Hunter, and Edwin S. Hetherington as General Counsel to Sea Containers, each in form reasonably satisfactory to your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinions delivered pursuant to subsections 5(b)(1), 5(b)
         (2) and 5(b)(3) hereof;

                  (3) the opinion of your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinion delivered pursuant to subsection 5(b)(4) hereof; and

                  (4) a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to you and dated such Option Settlement Date, substantially in the same form and substance as the letter furnished to you pursuant to paragraph 5(e) hereof, except that the specified date in the letter furnished to you pursuant to this paragraph (h) shall be a date not more than five days prior to such Option Settlement Date.

         Your obligation to purchase Shares pursuant to any Terms Agreement will be subject to the further condition that there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         If any condition specified in this Section 5 will not have been fulfilled, this Agreement and any Terms Agreement may be terminated by you by notice to Sea Containers at any time at or prior to the applicable Settlement Date, and such termination shall be without liability of any party to any other party except that the covenant set forth in paragraph 3(g) hereof, the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of Section 8 hereof and the provisions of Sections 9, 10 and 13 hereof will remain in effect. For purposes of a Settlement Date with respect to any Terms Agreement, the term "Prospectus" will refer to the Prospectus last filed by Sea Containers under Rule 424(b) under the 1933 Act prior to the execution of the applicable Terms Agreement.

         SECTION 6. Additional Covenants of Sea Containers. Sea Containers covenants and agrees as follows:

         (a) Each execution and delivery of a Terms Agreement by Sea Containers will be deemed to be (i) an affirmation that the representations and warranties of Sea Containers contained in this Agreement and such Terms Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such execution and delivery, and (ii) an undertaking that such representations and warranties will be true and correct at the applicable Settlement Date, as though made at and as of such Settlement Date (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

         (b) Each time that Sea Containers (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than by providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), Sea Containers will furnish or cause to be furnished to you forthwith (i) a certificate, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate referred to in paragraph 5(c) hereof which was last furnished to you are true and correct at the time of filing such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or (ii) in lieu of such certificate a certificate of the same tenor as the certificate referred to in paragraph 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Each time that Sea Containers (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than an amendment or supplement providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), Sea Containers will cause to be furnished forthwith to you and your counsel (i) a written opinion of Carter Ledyard & Milburn LLP or other United States counsel reasonably satisfactory to you, (ii) a written opinion of Appleby Spurling Hunter or other Bermuda counsel reasonably satisfactory to you, and
(iii) the written opinion of Sea Containers' General Counsel or other counsel reasonably satisfactory to you, in each case dated the date of delivery of such opinion, in form reasonably satisfactory to you, of the same tenor as the opinions to be delivered by such counsel pursuant to subsections 5(b)(1), 5(b)(2) and 5(b)(3) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion will, subject to the last sentence of Section 5 hereof, be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Each time that Sea Containers (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual or quarterly report pursuant to Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than an amendment or supplement providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), Sea Containers shall cause Deloitte & Touche LLP forthwith to furnish you a letter, dated the date of filing of such annual report or other amendment or supplement with the Commission, in form satisfactory to you, of the same tenor as the portions of the letter referred to in clauses (1) and (2) of paragraph 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (3) and (4) of said paragraph 5(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of Sea Containers; provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information.

         (e) Each time that Sea Containers amends or supplements the Registration Statement or the Prospectus by filing with the Commission a quarterly report pursuant to Section 13 or 15(d) of the 1934 Act, Sea Containers will cause to be furnished forthwith to you and your counsel a written Rule 10b-5 certification of Carter Ledyard & Milburn LLP or other United States counsel reasonably satisfactory to you, dated the date of delivery of such opinion, substantially in the form set forth in the last paragraph of Section 5(b)(1) of this Agreement but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certification.

         SECTION 7. Indemnification.

         (a) Sea Containers agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of Sea Containers;

                  (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened and to which you are a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsection (1) or (2) above; and

                  (4) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any failure by Sea Containers to comply with its obligation to deliver Shares to any purchaser hereunder or pursuant to any Terms Agreement (such indemnity for failure to deliver Shares to be provided to the same extent that indemnity is provided in subsections (1)-(3) above with respect to untrue statements and omissions);

        provided, however, that (A) this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Sea Containers by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary Prospectus supplement or the Prospectus (or any amendment or supplement thereto); and (B) this indemnity, as to any preliminary Prospectus supplement, will not inure to your benefit (or any person controlling you) on account of any loss, claim, damage, liability or litigation arising from the sale of Shares to any person by you if you failed to send or give a copy of any subsequent Prospectus or Prospectus supplement to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary Prospectus supplement was corrected in the subsequent Prospectus or Prospectus supplement, unless such failure resulted from noncompliance by Sea Containers with paragraph 3(f) hereof.

         (b) You agree to indemnify and hold harmless Sea Containers, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls Sea Containers within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(1)-(3) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Sea Containers by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), as described in paragraph (a) above.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party must, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action is brought against an indemnified party and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party will have the right to employ one counsel in each jurisdiction to represent jointly the indemnified party and its respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party under this Section 7 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise any such action, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 7 in respect to any loss, liability, claim, damage or expense, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by Sea Containers and you from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Sea Containers and you with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Sea Containers and you with respect to such offering will be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by Sea Containers, on the one hand, and the total brokerage and underwriting discounts and commissions received by you with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Sea Containers or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Sea Containers and you agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage or expense or action in respect thereof, referred to above in this
Section 8 will be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, you will not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by you hereunder was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent
                                       28
misrepresentation (within the meaning of section 11(f) of the 1933
Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 9. Representations and Indemnities to Survive Delivery. Except as otherwise specified herein, the respective indemnities, agreements, representations, warranties and other statements of Sea Containers, its officers or subsidiaries, and you set forth in or made pursuant to this Agreement or any Terms Agreement entered into in connection herewith will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of you or Sea Containers or any of your or its officers, directors or controlling persons and will survive delivery of and payment for the Shares, from time to time.

         SECTION 10. Your Status as Agent. In selling the Shares for Sea Containers, you are acting solely as agent for Sea Containers and not as principal, except as otherwise provided in Section 2(b) hereof. When acting solely as agent, you will make reasonable efforts to assist Sea Containers in obtaining performance by each purchaser whose offer to purchase Shares from Sea Containers has been accepted on behalf of Sea Containers, but you will not have any liability to Sea Containers if any such purchase is not consummated for any reason.

         SECTION 11. Termination. This Agreement may be terminated for any reason at any time by any party hereto by giving five days' written notice of such termination to the other parties hereto. You may also terminate this Agreement and any existing Terms Agreement immediately (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Shares, or (iii) if trading in any securities of Sea Containers has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or United Kingdom authorities, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) a stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of the Prospectus shall have been entered and shall not have been lifted or removed, or (vi) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they are made not misleading, and Sea Containers will not have complied with Section 3(b) of this Agreement. In the event of any such termination, a party hereto will not have any liability to the other parties hereto (including any obligation of yours to complete a purchase of Shares as principal or to complete a sale as agent hereunder), except that
(i) you will be entitled to any commissions earned in accordance with the third paragraph of paragraph 2(a) hereof, (ii) if at the time of termination, (A) you own any of the Shares with the intention of reselling them or (B) an offer to purchase any of the Shares has been accepted on behalf of Sea Containers but the time of delivery to the purchaser or its agent of the Shares relating thereto has not occurred,
                                       29
the covenants set forth in Sections 3 and 6 hereof and the conditions in Section 5 hereof will remain in effect until such Shares are so resold or delivered, as the case may be, and (iii) the covenant set forth in paragraph 3(g) hereof, the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of Section 8 hereof and the provisions of Sections 9, 10 and 13 hereof will remain in effect.

         SECTION 12. Notices. All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to General Counsel, 388 Greenwich Street, New York, New York 10013, attention General Counsel (fax (212) 816-7912). Notices to Sea Containers shall be directed to it at 22 Victoria Street, Hamilton, HM 12, Bermuda, attention of the Secretary (fax (809) 292-8666), with copies to Sea Containers America Inc. at (until January 1, 2005 or thereabouts) 1155 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5073), and thereafter to Sea Containers America Inc., at 1114 Avenue of the Americas, New York, New York, 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5073); to Sea Containers Services Ltd., Sea Containers House, 20 Upper Ground, London SE 1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to Vincent Monte-Sano, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

         SECTION 13. Parties. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon you and Sea Containers and your and its respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement, or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares will be deemed to be a successor by reason merely of such purchase.

         SECTION 14. Governing Law. This Agreement and any Terms Agreement, and the rights and obligations of the parties created hereby and thereby, are and will be governed by the laws of the State of New York.

         SECTION 15. Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together will constitute one and the same agreement.

         SECTION 16. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement and any Terms Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, Sea Containers hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding.

The parties hereto hereby irrevocably waive trial by jury, and Sea Containers hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Sea Containers hereby irrevocably designates Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents of Sea Containers to receive, for and on behalf of Sea Containers, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, any Terms Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to Sea Containers at its addresses set forth in Section 12, but the failure of Sea Containers to receive such copy will not affect in any way the service of such process. In addition to service on Sea Containers' process agent, Sea Containers further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Sea Containers at its said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Sea Containers in any other jurisdiction.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to Sea Containers a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Sea Containers in accordance with its terms.

                                            Very truly yours,

                                            SEA CONTAINERS LTD.



                                            By:_______________________________
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

LAZARD FRERES & CO. LLC



By: _______________________________
    Name:
    Title:

                                                                       EXHIBIT A

                               SEA CONTAINERS LTD.

                               (a Bermuda company)
                         2,400,000 Class A Common Shares
                              (par value $.01 each)
                                 TERMS AGREEMENT
                                                    [Date]



               Re:  Sales Agreement dated _______________, 200_


         The undersigned agrees to purchase________________Shares on the following terms:

               Initial Public Offering Price:  $_________per Share Discount:
               Proceeds to Sea Containers Ltd.: $______ per Share Settlement Date, Time and Place:
               Exceptions, if any, to Section 3(j) of the Sales Agreement:

        [The certificate referred to in Section 5(c) of the Sales Agreement, the opinions referred to in Section 5(b) of the Sales Agreement and the accountants' letter referred to in Section 5(e) of the Sales Agreement will be required.]

                                             LAZARD FRERES & CO. LLC





                                             By: _______________________________
                                                 Name:
                                                 Title:

Accepted:

SEA CONTAINERS LTD.

By: ___________________________
    Name:
    Title:

                                                                       EXHIBIT B

Administrative Procedures

                               SEA CONTAINERS LTD.
                         2,400,000 Class A Common Shares
                              (par value $.01 each)

         2,400,000 shares (the "Shares") of the class A common shares, par value $.01 each, of Sea Containers Ltd., a Bermuda company (the "Company"), are to be offered on a continuing basis by the Company. Lazard Freres & Co. LLC, as agent (the "Agent"), has agreed to use its best efforts to sell the Shares directly for Sea Containers, and may also purchase Shares, as principal, for resale. The Shares are being sold pursuant to a Sales Agreement between Sea Containers and the Agent dated __________, 2004 (the "Sales Agreement"). The Shares have been registered under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission").

        Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, document control and record-keeping functions will be performed for the Company by John T. Landry, Jr. and Edwin S. Hetherington.

Confirmation:       At the close of  business  on each day on which  Shares  are sold  hereunder  (a "trade  date"),  the Agent  will issue a confirmation for the day's  transactions by fax or e-mail to
                    Edwin  S.  Hetherington  at Sea  Containers  Services  Ltd.,
                    London,    England    (fax    011-44-207-805-5916,    e-mail
                    edwin.hetherington@seacontainers.com),  with a copy  to John
                    T. Landry,  Jr. at Sea  Containers  America Inc. in New York
                    (fax  212-3025073,   e-mail   jack.landry@seacontainers.com)
                    containing the following key details:

                    1. The number of Shares sold.
                    2. The prices at which the Shares were sold.
                    3. The commissions payable to the Agent by Sea Containers.
                    4. Other applicable charges, such as transfer taxes.
                    5. The net proceeds payable to Sea Containers.
                    6. The date or dates of settlement.

Settlement Date:    3  business  days  after  the trade  date  (the  "settlement date").

Denomination and
Registration:       Single certificate representing total number of Shares to be settled  on a  settlement  date  or  credit  to the  Agent's account at The Depository  Trust Company of the total number of Shares to be settled on the settlement date, unless other instructions  are  given to Sea  Containers  by the Agent at
                    least  48  hours   prior  to  the   settlement   date.   All
                    certificates  will be  registered  in the name of Cede & Co.
                    unless other instructions are given to Sea Containers by the Agent at least 48 hours prior to the settlement date.

Details for
Settlement:         On the day after a trade date, Sea Containers will authorize
                    EquiServe  Trust Company N.A., as transfer  agent, by fax or
                    e-mail to deliver certificate(s) or credit Shares to Agent's
                    Depository Trust Company account on the settlement date upon telephonic, fax or e-mail authorization by Sea Containers on such date. Sea  Containers  will indicate  denominations  of certificate(s).  On the settlement  date,  Agent will credit the  amount  of net sales  proceeds  to the  account  of Sea
                    Containers  with Agent or send New York Clearing House funds in the  amount  of net  sales  proceeds  (sales  price  less commission  and transfer  taxes) by wire  to________________
                    Bank, New York, NY, for the account of Sea Containers  Ltd.,
                    Account  No._________________ , ABA Code  _________________,
                    Swift Code _______________. Upon telephonic receipt of funds wire number,  Sea Containers will authorize  EquiServe Trust
                    Company  N.A.  by  telephone,   fax  or  e-mail  to  release
                    certificates to Agent.

Delivery of
Certificates:       EquiServe  Trust  Company N.A.  will call Seth  Weinstein of
                    Agent   (telephone   (212)   732-4924)  two  days  prior  to
                    settlement to confirm delivery of certificate(s).  EquiServe
                    Trust Company N.A. will release  certificate(s)  to Agent on telephonic  authorization by Sea Containers.  Certificate(s)
                    will be delivered to Lazard Freres & Co. LLC, 30 Rockefeller
                    Plaza,  New York, New York 10020,  or by other means for the account of the Agent through The  Depository  Trust Company, not later than 10:00 a.m.,  New York City time, on the third business  day  after  the  trade  date  for the sale of such
                    Shares; provided that Sea Containers and the Agent may agree that  delivery of and payment for Shares sold in  particular
                    transactions   and/or  payment  of  commissions  in  respect
                    thereof is to be made at such other times and places and in such other manner as Sea Containers and the Agent may determine

Fails: If on the settlement date the certificate(s) are ready for delivery but Agent does not wire funds to Sea Containers or credit net sales proceeds to Sea Containers' account with Agent, Agent will pay interest to Sea Containers for each day's delay at the federal funds rate.

Suspension of Sales;
Amendment or
Supplement:         Sea  Containers  will  give  Agent   telephonic   notice  of
                    suspension, amendment or supplement, confirmed by fax or e-mail.

Delivery of
Prospectus:         Sea  Containers  will deliver to Agent such number of copies of the Prospectus as the Agent may reasonably  request.  Sea
                    Containers will file seven current Prospectuses with the New
                    York Stock Exchange, or such other number as may be required from time to time pursuant to Rule 153.

Payment of
Selling Commissions
and Transfer Taxes: Commissions and taxes will be deducted from sales price paid to Sea Containers.